Ross Miller

Secretary of State

204 North Carson Street, Suite 1

Carson City, NV 89701-4520

(775) 684-5708

Website: www.nvsos.gov

Filing Date and Time

08/03/2009   8:05 AM

Certificate of Amendment

(PURSUANT TO NRS 78.380)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.380 - Before Issuance of Stock)

1.

Name of Corporation:  Eastgate Acquisitions, Inc.

2.

The articles have been amended as follows (provide article numbers, if available):

The Par Value of common stock has been changed from 0.0001 to 0.00001

3.

The undersigned declare that they constitute at least two-thirds of the following:

[  ] incorporators

[X] board of directors

4.

Effective date of filing (optional):    8/3/09

5.

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.

Signatures:

/s/ Geoff Williams

 /s/ Nancy Ah Chong

IMPORTANT:  Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.